As filed with the Securities and Exchange Commission on November 13, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SEZZLE INC.

(Exact name of registrant as specified in its charter)

Delaware	81-0971660
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

700 Nicollet Mall, Suite 640

Minneapolis, MN 55402

Telephone: (651) 504 5294

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Karen Hartje

Chief Financial Officer

Sezzle Inc.

700 Nicollet Mall, Suite 640

Minneapolis, MN 55402

Telephone: (651) 504 5294

(Name, address, including zip code, and
telephone number, including area code, of agent for service)

Copies to:

Bradley Pederson, Esq.

Taft Stettinius & Hollister LLP

2200 IDS Center
80 South 8th Street
Minneapolis, MN 55402-2157

Telephone: (612) 977-8538

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

SEZZLE INC.

Common Stock

Preferred Stock
Warrants

Debt Securities

Units

We may offer and sell the securities listed above from time to time in one or more offerings and in one or more classes or series. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offerings. We may also offer securities issuable upon conversion, redemption, repurchase, exercise or exchange of, or the payment of interest or dividends on, securities offered hereunder. The securities may be offered separately or together in any combination or as a separate series.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered. The supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

We may sell these securities on a continuous or delayed basis directly or through agents, underwriters or dealers, or through a combination of these methods. See “Plan of Distribution.” The prospectus supplement will list any agents, underwriters or dealers that may be involved, the compensation they will receive and the nature of any underwriting or similar agreement. The prospectus supplement will also describe the total amount of money that we will receive from selling the securities being offered, after the expenses of the offering, and the price of the securities being offered. You should read carefully this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Our common stock is listed on The NASDAQ Capital Market under the symbol “SEZL.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 13, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the applicable offering. The prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, may also add, update or change the information contained in this prospectus or in the documents incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before buying any of the securities being offered. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information contained in, or incorporated by reference into, this prospectus or any applicable prospectus supplement, along with the information contained in any related free writing prospectus that we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. The information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise or unless otherwise indicated, all references to “Sezzle,” the “Company,” “we,” “our,” or “us” refer collectively to Sezzle Inc., a Delaware corporation, and its subsidiaries

This prospectus does not constitute, and any prospectus supplement or other offering materials related to an offering of securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction.

ii

THE COMPANY

We are a purpose-driven payments company on a mission to financially empower the next generation. Launched in 2017, we built a digital payments platform that allows merchants to offer their consumers a flexible alternative to traditional credit. As of June 30, 2024, our platform has supported the business growth of 24 thousand Active Merchants while serving 2.6 million Active Consumers. Through our products, we aim to enable consumers to take control over their spending, be more responsible, and gain financial freedom. Our vision is to create a digital ecosystem benefiting all of our stakeholders—including merchants, partners, consumers, employees, communities, and investors—while continuing to drive ethical and sustainable growth.

We launched Sezzle amid a backdrop in which digital shopping began to claim a larger share of the retail sector and younger generations (i.e., Gen Z and Millennials) started to demonstrate a need for credit. Gen Z and Millennial consumers, which we define as individuals currently between ages 18–27 and 28–46, respectively, use credit cards less frequently relative to other generations and, in many cases, lack access to traditional credit. These same consumers are tech-savvy, gravitating towards modern, streamlined commerce solutions whether online or in-person. We believe that our platform addresses the shortcomings in legacy payment offerings consumers face by providing a flexible, secure, omnichannel alternative with the structural benefit of “creditizing” traditional debit products. The technology solutions we have designed specifically align with our mission of financially empowering the next generation.

We believe our stakeholder approach gives us a competitive advantage and positions our company for success. We believe that our stakeholders want to be affiliated with a purpose-driven partner and, to that extent, we elected to become a Delaware public benefit corporation in June 2020. Public benefit corporations are for-profit corporations intended to produce a public benefit and operate in a responsible and sustainable manner. Under Delaware law, public benefit corporations must identify in their certificate of incorporation the public benefit or benefits they will promote, and their directors have a duty to manage the affairs of the corporation in a manner that balances the pecuniary interests of the stockholders, the best interests of those materially affected by the corporation’s conduct, and the specific public benefit or public benefits identified in the public benefit corporation’s certificate of incorporation. Being a public benefit corporation offers advantages, including:

●	public benefit corporation status is a clear differentiator in an increasingly growing, and sometimes crowded, industry;

●	we are more likely to become an employer of choice as the younger workforce increasingly seek employment from companies which align with their ethical values;

●	further opportunities to conduct business with brands that also care about sustainability;

●	the potential to expand our consumer base due to conscious consumers;

●	added credibility to our mission statement and potential to grow capital through impact investing; and

●	further opportunities for positive public relations and marketing.

We primarily operate in the United States and Canada, and are currently winding down and exiting operations in India and certain countries in Europe.

Corporate Information

We were incorporated in the State of Delaware on January 4, 2016. Our principal executive offices are located at 700 Nicollet Mall, Suite 640, Minneapolis MN 55402. Our telephone number is (651) 240-6001 and our website address is www.sezzle.com. The information contained on, or that can be accessed through, our website is deemed not to be incorporated in this prospectus or to be part of this prospectus. You should not consider information contained on, or hyperlinked through, our website to be part of this prospectus in deciding whether to purchase shares of our common stock.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, the applicable prospectus supplement, and under similar headings in our most recent Annual Report and our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto, as updated by our subsequent filings with the SEC that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being offered. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Moreover, the risks described are not the only ones that we face. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus includes “forward-looking statements.” All statements, other than statements of historical fact, included in this prospectus or incorporated by reference herein regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus or the documents incorporated herein, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project”, “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent quarterly and other reports we file with the SEC. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. There is a risk that such predictions, estimates, projections and other forward-looking statements will not be achieved. Nevertheless, and despite the fact that management’s expectations and estimates are based on assumptions management believes to be reasonable and data management believes to be reliable, our actual results, performance or achievements are subject to future risks and uncertainties, any of which could materially affect our actual performance. Risks and uncertainties that could affect such performance include, but are not limited to:

●	impact of the Buy-Now Pay-Later (“BNPL”) industry becoming subject to increased regulatory scrutiny;

●	impact of operating in a highly competitive industry;

●	impact of macro-economic conditions on consumer spending;

●	our ability to increase our merchant network, our base of consumers and underlying merchant sales (“UMS”);

●	our ability to effectively manage growth, sustain our growth rate and maintain our market share;

●	our ability to maintain adequate access to capital in order to meet the capital requirements of our business;

●	impact of exposure to consumer bad debts and insolvency of merchants;

●	impact of the integration, support and prominent presentation of our platform by our merchants;

●	impact of any data security breaches, cyberattacks, employee or other internal misconduct, malware, phishing or ransomware, physical security breaches, natural disasters, or similar disruptions;

●	impact of key vendors or merchants failing to comply with legal or regulatory requirements or to provide various services that are important to our operations;

●	impact of the loss of key partners and merchant relationships;

●	impact of exchange rate fluctuations in the international markets in which we operate;

●	our ability to protect our intellectual property rights and third party allegations of the misappropriation of intellectual property rights;

●	our ability to retain employees and recruit additional employees;

●	impact of the costs of complying with various laws and regulations applicable to the BNPL industry in the United States and Canada; and

●	our ability to achieve our public benefit purpose and maintain our B Corporation certification.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, the risks described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent quarterly and other reports we file with the SEC. Should one or more of risks or uncertainties occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

The forward-looking statements, expressed or implied, included in this prospectus are made only as of the date hereof or, with respect to statements incorporated by reference to our other SEC filings, as of the date of such filings. Unless required by U.S. federal securities laws, we neither intend to nor assume any obligation to update these forward-looking statements for any reason.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered by this prospectus. Unless we indicate otherwise in the applicable prospectus supplement or in any related free writing prospectus we have authorized for use in connection with a specific offering, we anticipate that any net proceeds will be used for general corporate purposes, including working capital, operating expenses and capital expenditures. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of securities sold pursuant to that prospectus supplement or free writing prospectus. We intend to invest the net proceeds to us from the sale of securities offered hereby that are not used as described above in short-term, investment-grade, interest-bearing instruments

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes certain important terms of our capital stock and certain provisions of our Fourth Restated Certificate of Incorporation, as amended May 9, 2023 (the “Amended Charter”), and our Third Amended and Restated Bylaws (“Amended Bylaws”). Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this description, you should refer to our Amended Charter and Amended Bylaws, as each may be amended from time to time and filed as exhibits to our Annual Reports on Form 10-K, and to the applicable provisions of Delaware law, including the Delaware General Corporation Law (the “DGCL”).

The total amount of our authorized capital stock consists of 750,000,000 shares of common stock, $0.00001 par value per share, 300,000,000 shares of common prime stock, $0.00001 par value per share and 750,000,000 shares of preferred stock, $0.00001 par value per share.

Common Stock

Voting Rights

At a meeting of the Company, every holder of common stock present in person or by proxy, is entitled to one vote for each share of common stock held on the record date for the meeting on all matters submitted to a vote of our stockholders. Holders of our common stock do not have cumulative voting rights, and our preferred stock may have voting rights that permit its holders to vote with our common stockholders on an as-converted to common stock basis.

Except as otherwise required under the DGCL or provided for in our Amended Charter, all matters other than the election of directors will be determined by a majority of the votes cast on the matter and all elections of directors will be determined by a plurality of the votes cast.

Dividend Rights

Holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for dividend payments.

Rights Attaching to Common Stock

Our common stockholders have no preferences or rights of conversion, exchange, pre-emption or other subscriptions rights. There are no redemption or sinking fund provisions applicable to the common stock.

Removal of directors

Our Amended Bylaws provide that any director may be removed either with or without cause at a special meeting of stockholders duly called and held for such purpose or pursuant to a written consent of stockholders.

Amendment of Bylaws

Our Amended Bylaws provide that the Amended Bylaws may be adopted, amended or repealed by the stockholders entitled to vote, but we may confer the power to adopt, amend or repeal the Amended Bylaws upon our directors in our Amended Charter. Our Amended Charter provides that our board of directors is authorized to adopt, amend, alter, or repeal the Amended Bylaws.

Size of the Board, Resignations and Board Vacancies

Our Amended Bylaws provide that the number of directors shall consist of not less than one and not more than seven directors affixed from time to time by resolution or vote of the board of directors. Any director may resign at any time upon notice given in writing to the Company. Vacancies and newly-created directorships shall be filled exclusively by vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, except that any vacancy created by the removal of a director by the stockholders for cause shall be filled by vote of a majority of the outstanding shares of our common stock. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director. Directors so chosen or elected shall hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified.

Special stockholder meetings

Our Amended Bylaws provide that special meetings of our stockholders may be called, according to the applicable law, by the board, the Chairperson of the board, the Chief Executive Officer, or the President.

Requirements for advance notification of stockholder nominations and proposals

Our Amended Bylaws establish advance notice procedures with respect to nomination of candidates for election as directors and other business to be properly brought before an annual stockholder meeting.

No cumulative voting

The DGCL provides that stockholders are denied the right to cumulative votes in the election of directors unless the company’s certificate of incorporation providers otherwise. Our Amended Charter does not provide for cumulative voting.

Authorized but unissued shares

Subject to the limitation on the issue of securities under the Nasdaq listing rules and the DGCL, our authorized but unissued shares will be available for future issue without stockholder approval. We may use additional shares of common stock for a variety of purposes, including future offerings to raise additional capital, to fund acquisitions and as employee compensation.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company N.A.

Preferred Stock

Undesignated Preferred Stock

Under our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 750,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common stock and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.

Additional Series of Preferred Stock

We will incorporate by reference as an exhibit to the registration statement, which includes this prospectus, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. A description of the preferred stock in the certificate of designation and the applicable prospectus supplement may include:

●	the title and stated value;

●	the number of shares authorized;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date, and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any;

●	the provision for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable.

The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

Anti-Takeover Provisions

Provisions of the DGCL, our Amended Charter and our Amended Bylaws could make it more difficult to acquire us by means of a tender offer (takeover), a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, could discourage certain types of coercive takeover practices and takeover bids that the board may consider inadequate, and encourage persons seeking to acquire control of the Company to first negotiate with our board. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms. These provisions include:

Special Meetings of Stockholders — Our Amended Charter and Amended Bylaws provide that, except as otherwise required by law, special meetings of the stockholders may be called only by our board of directors, the Chairman of the board of directors, the Chief Executive Officer or the President.

Elimination of Stockholder Action by Written Consent. — Our Amended Charter eliminates the right of stockholders to act by written consent without a meeting.

Advance Notice Procedures. — Our Amended Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our Amended Bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our Amended Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the company.

Authorized but Unissued Shares — Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Business Combinations with Interested Stockholders — The DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested shareholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares meets an exception under Delaware law. Such exceptions include the receipt of board of directors or stockholder approval of the business combination in a manner prescribed by the DGCL. A “business combination” can include a merger, asset or share sale or other transaction resulting in financial benefit to an interested shareholder. Generally, an interested shareholder is: (i) a person who beneficially owns, has the right to acquire, or right to control, 15% or more of a corporation’s voting shares; or (ii) is an affiliate or association of the corporation and owned 15% or more of a corporation’s voting shares any time within the three-year period prior to the determination of interested shareholder status. The existence of this provision would be expected to have an anti-takeover effect with respect to transaction not approved in advance by the board.

Choice of Forum — Our Amended Charter provides that, subject to limited exceptions, the Court of Chancery of the State of Delaware (or, if, and only if, the Court of Chancery of the State of Delaware dismisses a Covered Claim (as defined below) for lack of subject matter jurisdiction, any other state or federal court in the State of Delaware that does have subject matter jurisdiction) will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for the following types of claims: (i) any derivative claim brought in the right of the Company, (ii) any claim asserting a breach of a fiduciary duty to the Company or the Company’s stockholders owed by any current or former director, officer or other employee or stockholder of the Company, (iii) any claim against the Company arising pursuant to any provision of the DGCL, our Amended Charter or Amended Bylaws, (iv) any claim to interpret, apply, enforce or determine the validity of our Amended Charter or our Amended Bylaws, (v) any claim against the Company governed by the internal affairs doctrine, and (vi) any other claim, not subject to exclusive federal jurisdiction and not asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”), brought in any action asserting one or more of the claims specified in clauses (i) through (v) above (each a “Covered Claim”). This provision would not apply to claims brought to enforce a duty or liability created by the Exchange Act.

Our Amended Charter further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. In addition, our Amended Charter provides that any person or entity purchasing or otherwise acquiring any interest in the shares of capital stock of the Company will be deemed to have notice of and consented to these choice-of-forum provisions and waived any argument relating to the inconvenience of the forums in connection with any Covered Claim.

The choice of forum provisions contained in our Amended Charter may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. While the Delaware courts have determined that such choice of forum provisions are facially valid, it is possible that a court of law in another jurisdiction could rule that the choice of forum provisions contained in our Amended Charter are inapplicable or unenforceable if they are challenged in a proceeding or otherwise, which could cause us to incur additional costs associated with resolving such action in other jurisdictions.

The provisions of Delaware law, our Amended Charter and our Amended Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Corporate Opportunities

Our Amended Charter provides that we renounce any interest or expectancy of the Company in, or being offered an opportunity to participate in, any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Company who is not an employee of the Company or any of its subsidiaries, or (ii) any holder of preferred stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is any employee of the Company or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Company.

Limitations on Liability and Indemnification of Officers and Directors

Our Amended Charter limits the liability of our directors to the fullest extent permitted by the DGCL or any other law of the state of Delaware and our Amended Bylaws provide that we may indemnify our directors and our officers that are appointed by the board of directors to the fullest extent permitted by applicable law.

Rights on Liquidation or Winding Up

In the event of any liquidation, dissolution or winding-up of our affairs, holders of our common stock and common prime stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations, including any rights of the preferred stockholder.

Public Benefit Corporation Status

We are incorporated in Delaware as a public benefit corporation as a demonstration of our long-standing commitment to financial education and helping young adults with their approach to personal finances, as well as creating alternative means for consumers to purchase items they need without incurring high-interest finance charges. Our status as a public benefit corporation compels our leadership to manage against the aligned goals of creating a positive impact on the community at large and serving the public good in addition to maximizing profit for stockholders. Public benefit corporations are a relatively new class of corporations that are intended to produce a public benefit and to operate in a responsible and sustainable manner. Under Delaware law, public benefit corporations are required to identify in their certificate of incorporation the public benefit or benefits they will promote and their directors have a duty to manage the affairs of the public benefit corporation in a manner that balances the pecuniary interests of its stockholders, the best interests of those materially affected by the public benefit corporation’s conduct, and the specific public benefit or public benefits identified in the public benefit corporation’s certificate of incorporation. Public benefit corporations are also required to publicly disclose at least biennially a report that assesses their public benefit performance and may elect in their certificate of incorporation to measure that performance against an objective third-party standard. We did not elect to measure performance against an objective third-party standard, and we instead expect that our board of directors will measure our benefit performance against the objectives and standards determined appropriate by our board of directors.

When determining the objectives and standards by which our board of directors will measure our public benefit performance, our board of directors may consider, among other factors, whether the objectives and standards:

1.	Adequately assess the effect of our operations upon the interests of our employees, consumers, merchants, local communities in which our officers are located, and the local and global environment;

2.	Are comparable to the objectives and standards created by independent third parties who evaluate the public benefit performance of other public benefit corporations; and

3.	Are appropriately transparent for public disclosure, including disclosing the process by which revisions to the objectives and standards are made and whether such objectives and standards present real or potential conflicts of interests.

We do not believe that an investment in a public benefit corporation differs materially from an investment in a corporation that is not designated as a public benefit corporation. Holders of our common stock will have voting, dividend, and other economic rights that are the same as the rights of stockholders of a corporation that is not designated as a public benefit corporation.

Our public benefit, as provided in our Amended Charter, is, “in pursuing any business, trade, or activity which may lawfully be conducted by Sezzle, Sezzle shall promote a specific public benefit of having a material positive effect (or reduction of negative effects) on consumer empowerment, education, and transparency in Sezzle’s local, national, and global communities.” Delaware law provides that the holders of at least two-thirds of our outstanding stock entitled to vote must approve any amendment of our certificate of incorporation to delete or amend the requirements of our public benefit purpose; or any merger or consolidation with an entity that would result in us losing our status as a public benefit corporation or with an entity that does not contain identical provisions identifying our public benefits.

Stockholders owning individually or collectively, as of the date of instituting a derivative suit, at least 2% of our outstanding shares may maintain a derivative lawsuit to enforce the requirements that the board of directors will manage or direct our business and affairs in a manner that balances the pecuniary interests of the stockholders, the best interests of those materially affected by our conduct, and the specific public benefits identified in our certificate of incorporation. Delaware law provides that stockholders owning at least 2% of our outstanding shares or $2 million in market value on the date of instituting a derivative suit may institute such a claim.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities, preferred stock or common stock, or any combination thereof. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of common stock issuable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the date, if any, on and after which the warrants and the related common stock will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	United States federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of warrants to purchase common stock will not be entitled:

●	to vote, consent or receive dividends;

●	to receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	to exercise any rights as our stockholders.

Each warrant will entitle its holder to purchase the number of shares of common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock if any.

As of September 30, 2024, we had no warrants outstanding.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement. The debt securities will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities” and together with Senior Debt Securities, “Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under an indenture (an “Indenture”) between us and the trustee party thereto (the “Trustee”). The Indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed a form of Indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental Indentures and forms of Debt Securities containing the terms of the Debt Securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our senior debt as described in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock.

Unless otherwise stated, the Debt Securities will be our direct, unsecured obligations. The rights of Sezzle and our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary will be subject to the prior claims of the subsidiaries’ creditors.

General

The Indenture does not limit the amount of Debt Securities that we may issue. It provides that we may issue Debt Securities up to the principal amount that we may authorize and that the Debt Securities may be in any currency or currency unit that we may designate. Except for the provisions that require the assumption of Debt Securities by successors in connection with any consolidation, merger and sale of all or substantially all of our assets contained in the Indenture, the terms of the Indenture do not contain any covenants or other provisions designed to give holders of any Debt Securities protection against changes in our operations, financial condition or transactions involving us. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities:

●	title and aggregate principal amount;

●	any subordination provisions;

●	conversion or exchange into any securities or property;

●	Percentage(s) of principal amount at which such securities will be issued;

●	issuance date;

●	maturity date(s);

●	interest rate(s) or the method for determining the interest rate(s);

●	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

●	whether interest will be payable in cash or in additional Debt Securities of the same series, or shall accrue and increase the aggregate principal amount outstanding of such series (including if the Debt Securities were originally issued at a discount);

●	Any interest deferral rights and periods;

●	The auction and remarketing of the securities;

●	redemption or early repayment provisions;

●	authorized denominations;

●	form of the securities;

●	amount of discount or premium, if any, with which such securities will be issued;

●	whether such securities will be issued in whole or in part in the form of one or more global securities;

●	identity of the depositary(ies) for global securities;

●	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

●	the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

●	any provisions relating to any collateral or security provided for such Debt Securities;

●	any covenants applicable to the particular Debt Securities being issued;

●	any defaults and events of default applicable to the particular Debt Securities being issued and acceleration rights upon such events;

●	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on such securities will be payable;

●	securities exchange(s) on which the securities will be listed, if any;

●	our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision;

●	provisions relating to covenant defeasance and legal defeasance of securities of the series;

●	provisions relating to satisfaction and discharge of the Indenture;

●	provisions relating to the modification of the Indenture both with and without the consent of holders of Debt Securities issued under the Indenture;

●	provisions, if any, granting special rights upon the occurrence of specified events, including consolidation, merger and sales;

●	the applicability of any guarantees;

●	any restriction of transferability of the series; and

●	additional terms not inconsistent with the provisions of the applicable Indenture.

Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Conversion or Exchange Rights

The terms, if any, on which a series of Debt Securities may be convertible into or exchangeable for common stock or other securities will be detailed in the prospectus supplement relating thereto. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of holders, or at our option, the conversion price and the conversion period, and may include provisions pursuant to which the number of shares of our common stock or other securities to be received by holders of such series of Debt Securities would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of Debt Securities, the Indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the Indenture or the Debt Securities, as applicable.

Events of Default Under the Indenture

Unless as otherwise described in the prospectus supplement, the following are events of default under the Indenture with respect to any series of Debt Securities that we may issue:

●	if we fail to pay any installment of interest on any series of Debt Securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any Indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of Debt Securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such Debt Securities in accordance with the terms of any Indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the Debt Securities or the Indenture, other than a covenant specifically relating to another series of Debt Securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the Trustee or holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to Debt Securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series, by notice to us in writing, and to the Trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of Debt Securities then outstanding shall be due and payable without any notice or other action on the part of the Trustee or any holder.

The holders of a majority in principal amount of the outstanding Debt Securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the Indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the Indenture, if an event of default under an Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the holders of the applicable series of Debt Securities, unless such holders have offered the Trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable Indenture; and

●	subject to its duties under the Trust Indenture Act, the Trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of Debt Securities of any series will have the right to institute a proceeding under the Indenture or to appoint a receiver or Trustee, or to seek other remedies only if:

●	the holder has given written notice to the Trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series have made written request;

●	such holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the Trustee in compliance with the request; and

●	the Trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of Debt Securities if we default in the payment of the principal, premium, if any, or interest on, the Debt Securities.

We will periodically file statements with the Trustee regarding our compliance with specified covenants in the Indenture.

Modification of Indenture; Waiver

We and the Trustee may change an Indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the Indenture or in the Debt Securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

●	to provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of Debt Securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the Indenture;

●	to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of Debt Securities, as set forth in the Indenture;

●	to make any change that does not adversely affect the interests of any holder of Debt Securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the Debt Securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the Indenture or any series of Debt Securities, or to add to the rights of the holders of any series of Debt Securities;

●	to evidence and provide for the acceptance of appointment under any Indenture by a successor Trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any Indenture under the Trust Indenture Act.

In addition, under the Indenture, the rights of holders of a series of Debt Securities may be changed by us and the Trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of Debt Securities, we and the Trustee may make the following changes only with the consent of each holder of any outstanding Debt Securities affected:

●	extending the fixed maturity of any Debt Securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any Debt Securities; or

●	reducing the percentage of Debt Securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The Indenture provides that, except for specified obligations, we can elect to be discharged from our obligations with respect to one or more series of Debt Securities, including obligations to:

●	provide for payment;

●	register the transfer or exchange of Debt Securities of the series;

●	replace stolen, lost or mutilated Debt Securities of the series;

●	pay principal of and premium and interest on any Debt Securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the Trustee;

●	compensate and indemnify the Trustee; and

●	appoint any successor Trustee.

In order to exercise our rights to be discharged, we must deposit with the Trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the Debt Securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the Debt Securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The Indenture provides that we may issue Debt Securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the Debt Securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the Indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the Debt Securities of any series can exchange the Debt Securities for other Debt Securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the Indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the Debt Securities may present the Debt Securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the Debt Securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any Debt Securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the Debt Securities of each series.

If we elect to redeem the Debt Securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any Debt Securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Debt Securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any Debt Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Debt Securities we are redeeming in part.

Information Concerning the Trustee

The Trustee, other than during the occurrence and continuance of an event of default under an Indenture, undertakes to perform only those duties as are specifically set forth in the applicable Indenture. Upon an event of default under an Indenture, the Trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Trustee is under no obligation to exercise any of the powers given it by the Indenture at the request of any holder of Debt Securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of interest on any Debt Securities on any interest payment date to the person in whose name the Debt Securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the Debt Securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the Trustee as our sole paying agent for payments with respect to Debt Securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the Debt Securities of a particular series. We will maintain a paying agent in each place of payment for the Debt Securities of a particular series.

All money we pay to a paying agent or the Trustee for the payment of the principal of or any premium or interest on any Debt Securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Global Securities

Debt Securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual Debt Securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any Debt Securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions, and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the times of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of the underwriters, if any;

●	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

Our legal counsel, Taft Stettinius & Hollister LLP, will pass upon certain legal matters in connection with certain of the offered securities. Any agents, underwriters or dealers will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

The consolidated financial statements of Sezzle, Inc. as of December 31, 2023 and 2022, and for each of the two years in the period ended December, 31, 2023, incorporated by reference in this prospectus have been so incorporated by reference in reliance on the report of Baker Tilly US, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s Internet site.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We maintain an Internet site at https://sezzle.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 29, 2024, including the information contained in our definitive proxy statement filed with the SEC on April 23, 2024 that is incorporated by reference into such Annual Report on Form 10-K;

●	Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2024 filed with the SEC on May 9, 2024, for the fiscal quarter ended June 30, 2024 filed with the SEC on August 8, 2024, and for the fiscal quarter ended September 30, 2024 filed with the SEC on November 8, 2024.

●	Our Current Reports on Form 8-K (or amendment(s) thereto) filed with the SEC on February 9, 2024, April 22, 2024, June 10, 2024, June 24, 2024, July 22, 2024, August 28, 2024, October 2, 2024, and October 18, 2024; and

●	The description of our common stock incorporated into the Company’s Registration Statement on Form 8-A filed with the SEC on August 14, 2023 by reference to the description under the heading “Description of Equity Securities – Common Stock” contained in the prospectus which forms a part of our Registration Statement on Form S-1 (Registration No. 333-270755) (the “Registration Statement”), originally filed with the SEC on March 22, 2023 (including any amendments to such description contained in subsequent amendment(s) to the Registration Statement or any prospectus or prospectus supplement filed pursuant to Rule 424(b) under the Securities Act in connection with such Registration Statement).

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part and prior to the termination of the offering of our securities shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing such documents.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to our various filings made with the SEC.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Sezzle Inc.

Attention: Secretary

700 Nicollet Mall, Suite 640

Minneapolis, MN 55402

Telephone: (651) 240 6001

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses Of Issuance And Distribution.

The following table sets forth the fees and expenses, other than underwriting compensation, payable in connection with the registration of securities hereunder. All amounts are estimates except for the SEC registration fee. The assumed amount has been used to demonstrate the expenses of an offering and does not represent an estimate of the amount of securities that may be registered or distributed because such amount is unknown at this time.

SEC registration fee	$	*
Legal fees and expenses	$	**
Accounting fees and expenses	$	**
Printing and engraving expenses	$	**
Miscellaneous expenses	$	**
Blue sky fees and expenses	$	**
Total	$	**

*	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, or the Securities Act, we are deferring payment of the registration fee for the securities offered.

**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the amount of expenses of any offering of securities.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL provides as follows:

A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

In addition, Section 102 of the DGCL permits a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit.

Our certificate of incorporation and bylaws provide for the indemnification of its directors, officers, employees, and other agents to the maximum extent permitted by the DGCL. We entered into indemnification agreements with each director. Under these indemnification agreements, we have agreed to indemnify, to the extent permitted by the law, each director in respect of certain liabilities that the director may incur as a result of, or by reason of, being or acting as a director of the Company.

These liabilities included losses or liabilities incurred by the director to any other person as a director of the Company, including legal expenses to the extent such losses or liabilities relate to actions taken in good faith by the director and in a manner the director reasonably believed to be in, or not opposed to, the best interests of the Company and in the case of criminal proceedings where the director has no reasonable cause to believe that his conduct was unlawful. To the extent that we maintain a directors’ and officers’ policy of insurance, it must ensure that the directors are covered for the period that they are directors.

Insofar as the foregoing provisions permit indemnification of directors, executive officers, or persons controlling us for liability arising under the Securities Act of 1933, as amended (the “Securities Act”), we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

(a) Exhibits. The exhibits listed below are filed as a part of this registration statement.

Exhibit		Incorporated by Reference			Filed
Number	Exhibit Description	Form	File Number	File Date	Herewith
1.1*	Form of Underwriting Agreement
4.1	Fourth Amended and Restated Certificate of Incorporation	10-12G/A	000-56267	10/25/2021
4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	8-K	000-56267	5/15/2023
4.3	Third Amended and Restated Bylaws	10-12G/A	000-56267	10/25/2021
4.4*	Certificate of Designation of Preferences, Rights and Privileges of Preferred Stock
4.5	Form of Indenture				X
4.6*	Form of Debt Securities
4.7*	Form of Warrant Agreement and Certificate
4.8*	Form of Unit Agreement and Certificate
5.1	Legal Opinion of Taft Stettinius & Hollister LLP				X
23.1	Consent of Baker Tilly US, LLP, independent registered public accountants				X
23.2	Consent of Taft Stettinius & Hollister LLP (contained in Exhibit 5.1)				X
24.1	Powers of Attorney (see signature page hereto)				X
25.1**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture
107	Filing Fee Table				X

*	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, if applicable, and incorporated herein by reference.

**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, an increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), 424(b)(5), or 424(b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), 415(a)(1)(vii), or 415(a)(1)(x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minneapolis, state of Minnesota, on November 13, 2024.

SEZZLE INC.

/s/ Charles Youakim
Charles Youakim
Chief Executive Officer and Chairman

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Charles Youakim and Karen Hartje, and each of them, as his/her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his/her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles Youakim	Chief Executive Officer and Chairman	November 13, 2024
Charles Youakim	(Principal Executive Officer)

/s/ Karen Hartje	Chief Financial Officer	November 13, 2024
Karen Hartje	(Principal Financial Officer)

/s/ Justin Krause	SVP of Finance and Financial Controller	November 13, 2024
Justin Krause	(Principal Accounting Officer)

/s/ Paul Paradis	President and Director	November 13, 2024
Paul Paradis

/s/ Kyle Brehm	Director	November 13, 2024
Kyle Brehm

/s/ Stephen East	Director	November 13, 2024
Stephen East

/s/ Karen Webster	Director	November 13, 2024
Karen Webster